UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 7, 2011

PC Mall, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25790	95-4518700
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2555 West 190th Street, Suite 201

Torrance, California  90504

(Address of principal executive offices)(zip code)

(310) 354-5600

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 7, 2011, we entered into an agreement with Citibank N.A. (“Citibank” or “Seller”) to purchase real property located in El Segundo, California, comprising of approximately 82,000 square feet of office space, for a total purchase price of $9,750,000 in cash. Under the terms of the agreement, the purchase of the real property was contingent upon the following items: a) by February 7, 2011, we must receive a binding loan commitment to finance the purchase of the real property on terms acceptable to us; b) by February 7, 2011, we must receive approval of the agreement and the transactions contemplated by the agreement from our board of directors; and c) until January 21, 2011, we are entitled to terminate the agreement at any time for any or no reason while we conduct due diligence related to the property purchase.

On February 7, 2011, the Seller has granted us an extension of both of the February 7, 2011 deadlines discussed above to February 23, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PC MALL, INC.

	By:	/s/ Brandon H. LaVerne
	Name:	Brandon H. LaVerne
	Title:	Chief Financial Officer

Dated: February 11, 2011